SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated October 2, 2003.

Item 9. Regulation FD Disclosure

On October 2, 2003, the Company issued a press release announcing that it intends to release its third quarter, 2003 earnings on Thursday, October 23, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: October 2, 2003

By: /s/ Jack Corrigan

Jack Corrigan

Vice President and Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale,CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 October 2, 2003
Contact:           Mr. Jack Corrigan
                          (818)244-8080, Ext. 663

PS Business Parks, Inc. to Release Third Quarter 2003 Earnings and Host Quarterly Conference Call

Glendale, California - PS Business Parks, Inc. (AMEX: PSB) announced today that it intends to release its third quarter 2003 earnings on Thursday, October 23, 2003.

A conference call is scheduled for Friday, October 24, 2003 at 9:30 A.M. (EDT) to discuss the third quarter results. The toll free number is 1-800-399-4409; the conference ID is 3164027. A replay of the conference call will be available through October 31, 2003 at 1-800-642-1687.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit an almost limitless number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of June 30, 2003, PSB wholly-owned approximately 14.9 million net rentable square feet of commercial space with approximately 3,300 customers located in seven states, concentrated primarily in California (5,110,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.